UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2016

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3043 Townsgate Road, Westlake Village, California		91361
(Address of principal executive offices)		(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On September 12, 2016, PennyMac Mortgage Investment Trust (the “Company” or, alternatively, “we” or “us”) or subsidiaries thereof entered into the following agreements: Second Amended and Restated Management Agreement (the “Management Agreement”), by and among us, PennyMac Operating Partnership, L.P., our wholly-owned subsidiary (the “Operating Partnership”), and PNMAC Capital Management, LLC, our manager (“PCM”); Third Amended and Restated Flow Servicing Agreement (the “Servicing Agreement”), between the Operating Partnership and PennyMac Loan Services, LLC, our servicer (“PLS”); Amended and Restated Mortgage Banking Services Agreement (“MBS Agreement”), between PLS and PennyMac Corp., our wholly-owned, indirect subsidiary; and Amended and Restated MSR Recapture Agreement (“MSR Recapture Agreement”), between PLS and PennyMac Corp. Each of the agreements was approved by the Related Party Matters (“RPM”) Committee of our board of trustees comprised solely of independent board members. The RPM Committee engaged independent counsel and an independent third party consultant in connection with its consideration of the agreements, all of which were amended and restated for the primary purpose of extending the terms thereof in advance of its originally scheduled expiration date of February 1, 2017. The following descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the respective agreements, which have been filed with this Current Report on Form 8-K as exhibits hereto.

Management Agreement. Pursuant to the terms of the Management Agreement, PCM manages our assets and investment strategies. For its management services, PCM collects a base management fee and may collect a performance incentive fee, both payable quarterly and in arrears. The purpose of the Management Agreement is to align the base and performance incentive components of our management fee with our investment strategies. The Management Agreement expires, unless terminated earlier in accordance with the terms of the agreement, on September 12, 2020, subject to automatic renewal for additional 18-month periods, unless terminated in accordance with the terms of the agreement.

The base management fee is calculated at a defined annualized percentage of “shareholders’ equity.” Our “shareholders’ equity” is defined as the sum of the net proceeds from any issuances of our equity securities since our inception (weighted for the time outstanding during the measurement period); plus our retained earnings at the end of the quarter; less any amount that we pay for repurchases of our common shares (weighted for the time held during the measurement period); and excluding one-time events pursuant to changes in GAAP and certain other non‑cash charges after discussions between PCM and our independent trustees and approval by a majority of our independent trustees.

Pursuant to the Management Agreement, the base management fee is equal to the sum of (i) 1.5% per year of shareholders’ equity up to $2 billion, (ii) 1.375% per year of shareholders’ equity in excess of $2 billion and up to $5 billion, and (iii) 1.25% per year of shareholders’ equity in excess of $5 billion. The base management fee is paid in cash.

The performance incentive fee is calculated as a defined percentage of the amount by which “net income,” on a rolling four-quarter basis and before deducting the incentive fee, exceeds certain levels of annualized return on PMT’s “equity amount.” For purposes of determining the amount of the performance incentive fee, “net income” is defined as net income or loss computed in accordance with GAAP and adjusted to exclude one-time events pursuant to changes in GAAP and certain other non‑cash charges determined after discussions between PCM and our independent trustees and approval by a majority of our independent trustees. For this purpose, “equity amount” is the weighted average of the issue price per common share of all of our public offerings of common shares, multiplied by the weighted average number of common shares outstanding (including restricted share units issued under the Company’s equity incentive plans) in the four-quarter period.

The performance incentive fee is calculated quarterly and escalates as net income (stated as a percentage return on equity) increases over certain thresholds. On each calculation date, the threshold amount represents a stated return on equity, plus or minus a “high watermark” adjustment. The performance fee payable for any quarter is equal to: (a) 10% of the amount by which net income for the quarter exceeds (i) an 8% return on equity plus the high watermark, up to (ii) a 12% return on equity; plus (b) 15% of the amount by which net income for the quarter exceeds (i) a 12% return on equity plus the high watermark, up to (ii) a 16% return on equity; plus (c) 20% of the amount by which net income for the quarter exceeds a 16% return on equity plus the high watermark.

The “high watermark” is the quarterly adjustment that reflects the amount by which the net income (stated as a percentage of return on equity) in that quarter exceeds or falls short of the lesser of 8% and the Fannie Mae MBS Yield (the target yield) for such quarter. If the net income is lower than the target yield, the high watermark is increased by the difference. If the net income is higher than the target yield, the high watermark is reduced by the difference. Each time a performance incentive fee is earned, the high watermark returns to zero. As a result, the threshold amount required for PCM to earn a performance incentive fee is adjusted cumulatively based on the performance of the Company’s net income over (or under) the target yield, until the net income in excess of the target yield exceeds the then-current cumulative high watermark amount, and a performance incentive fee is earned. The performance incentive fee may be paid in cash or in common shares of the Company (subject to a limit of no more than 50% paid in common shares), at the Company’s option.

Under the Management Agreement, PCM is entitled to reimbursement of its organizational and operating expenses, including third-party expenses, incurred on our behalf, it being understood that PCM and its affiliates shall allocate a portion of their personnel’s time to provide certain legal, tax and investor relations services for the direct benefit of the Company and for which PCM shall be reimbursed $120,000 per fiscal quarter, such amount to be reviewed annually and not preclude reimbursement for any other services performed by PCM or its affiliates.

In addition, the Operating Partnership is required to pay us and our subsidiaries’ pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of PCM and its affiliates required for PMT’s and its subsidiaries’ operations. These expenses will be allocated based on the ratio of our and our subsidiaries’ proportion of gross assets compared to all remaining gross assets managed by PCM as calculated at each fiscal quarter end.

In general, the parties to the Management Agreement have agreed to negotiate in good faith to amend the provisions thereof relating to the compensation of PCM in order to cause such compensation to be materially consistent with market rates of compensation for services comparable to those provided under the Management Agreement if (a) we or PCM requests such negotiation after a determination by us or PCM that the rates of compensation payable to PCM differ materially from such market rates of compensation and (b) various conditions relating to the timing and frequency of such requests are satisfied, including the condition that no request may be made before the second anniversary of the execution and delivery of the Management Agreement. If the parties are unable to reach agreement on the terms of a fee amendment within thirty (30) days of the delivery of the relevant fee negotiation request, the terms of such fee amendment will be determined by final and binding arbitration procedures set forth in the Management Agreement.

Under the Management Agreement, PCM may be entitled to a termination fee under certain circumstances. Specifically, the termination fee is payable for (1) our termination of the Management Agreement without cause, (2) PCM’s termination of the Management Agreement upon a default by us in the performance of any material term of the agreement that has continued uncured for a period of 30 days after receipt of written notice thereof or (3) PCM’s termination of the agreement after the termination by us without cause (excluding a non-renewal) of the MBS Agreement, the MSR Recapture Agreement, or the Servicing Agreement. The termination fee is equal to three times the sum of (a) the average annual base management fee, and (b) the average annual (or, if the period is less than 24 months, annualized) performance incentive fee earned by PCM during the 24-month period immediately preceding the date of termination.

We may terminate the Management Agreement without the payment of any termination fee under certain circumstances, including, among other circumstances, uncured material breaches by PCM of the Management Agreement, upon a change in control of PCM (defined to include a 50% change in the shareholding of PCM in a single transaction or related series of transactions or Mr. Stanford L. Kurland’s failure to continue as chief executive officer of PCM to the extent his suitable replacement (in our discretion) has not been retained by PCM within six months thereof) or upon the termination of the MBS Agreement, the MSR Recapture Agreement or the Servicing Agreement by PLS without cause.

The Management Agreement also provides that, prior to the undertaking by PCM or its affiliates of any new investment opportunity or any other business opportunity requiring a source of capital with respect to which PCM or its affiliates will earn a management, advisory, consulting or similar fee, PCM shall present to us such new opportunity and the material terms on which PCM proposes to provide services to us before pursuing such opportunity with third parties.

Servicing Agreement. Pursuant to the Servicing Agreement, PLS provides servicing for our portfolio of residential mortgage loans and subservicing for our portfolio of mortgage servicing rights (“MSRs”). Such servicing and subservicing provided by PLS includes collecting principal, interest and escrow account payments, if any, with respect to mortgage loans, as well as managing loss mitigation, which may include, among other things, collection activities, loan workouts, modifications, foreclosures and short sales. PLS also engages in certain loan origination activities that include refinancing mortgage loans and financings that facilitate sales of real estate owned properties (“REO”). The Servicing Agreement expires, unless terminated earlier in accordance with the terms of the Servicing Agreement, on September 12, 2020, subject to automatic renewal for additional 18-month periods, unless terminated in accordance with the terms of the agreement.

The base servicing fee rates for distressed whole mortgage loans are charged based on a monthly per-loan dollar amount, with the actual dollar amount for each loan based on the delinquency, bankruptcy and/or foreclosure status of such loan or whether the underlying mortgage property has become REO. The base servicing fee rates for distressed whole mortgage loans range from $30 per month for current loans up to $100 per month for loans where the borrower has declared bankruptcy. The base servicing fee rate for REO is $75 per month. To the extent that we rent our REO under our REO rental program, we pay PLS an REO rental fee of $30 per month per REO, an REO property lease renewal fee of $100 per lease renewal, and a property management fee in an amount equal to PLS’ cost if property management services and/or any related software costs are outsourced to a third-party property management firm or 9% of gross rental income if PLS provides property management services directly. PLS is also entitled to retain any tenant paid application fees and late rent fees and seek reimbursement for certain third party vendor fees.

PLS is also entitled to certain activity-based fees for distressed whole mortgage loans that are charged based on the achievement of certain events.  These fees range from 0.50% for a streamline modification to 1.50% for a liquidation and $500 for a deed-in-lieu of foreclosure.  PLS is not entitled to earn more than one liquidation fee, reperformance fee or modification fee in any 18-month period.

The base servicing fee rates for non-distressed mortgage loans subserviced by PLS on our behalf are also calculated through a monthly per-loan dollar amount, with the actual dollar amount for each mortgage loan based on whether the mortgage loan is a fixed-rate or adjustable-rate loan. The base servicing fee rates for mortgage loans subserviced on our behalf are $7.50 per month for fixed-rate mortgage loans and $8.50 per month for adjustable-rate mortgage loans. To the extent that these mortgage loans become delinquent, PLS is entitled to an additional servicing fee per mortgage loan falling within a range of $10 to $55 per month and based on the delinquency, bankruptcy and foreclosure status of the mortgage loan or $75 per month if the underlying mortgaged property becomes REO. PLS is also entitled to customary ancillary income and certain market-based fees and charges, including boarding and deboarding fees, liquidation and disposition fees, and assumption, modification and origination fees.

In addition, because we have limited employees and infrastructure, PLS is required to provide a range of services and activities significantly greater in scope than the services provided in connection with a customary servicing arrangement. For these services, PLS receives a supplemental servicing fee of $25 per month for each distressed whole loan. PLS is entitled to reimbursement for all customary, good faith reasonable and necessary out-of-pocket expenses incurred by PLS in performance of its servicing obligations.

Except as otherwise provided in the MSR Recapture Agreement, when PLS effects a refinancing of a loan on our behalf and not through a third-party lender and the resulting loan is readily saleable, or PLS originates a loan to facilitate the disposition of the real estate acquired by us in settlement of a loan, PLS is entitled to receive from us market-based fees and compensation consistent with pricing and terms PLS offers unaffiliated third parties on a retail basis.

We currently participate in the Home Affordable Modification Program (“HAMP”) (or other similar mortgage loan modification programs). HAMP establishes standard loan modification guidelines for “at risk” homeowners and provides incentive payments to certain participants, including mortgage loan servicers, for achieving modifications and successfully remaining in the program. The mortgage loan servicing agreement entitles PLS to retain any incentive payments made to it and to which it is entitled under HAMP; provided, however, that with respect to any such incentive payments paid to PLS in connection with a mortgage loan modification for which we previously paid PLS a modification fee, PLS is required to reimburse us an amount equal to the incentive payments.

PLS continues to be entitled to reimbursement for all customary, bona fide reasonable and necessary out‑of‑pocket expenses incurred by PLS in connection with the performance of its servicing obligations.

In general, the parties to the Servicing Agreement have agreed to negotiate in good faith to amend the provisions thereof relating to the compensation of PLS in order to cause such compensation to be materially consistent with market rates of compensation for services comparable to those provided under the Servicing Agreement if (a) either party requests such negotiation after a determination by either party that the rates of compensation payable to PLS differ materially from such market rates of compensation and (b) various conditions relating to the timing and frequency of such requests are satisfied, including the condition that no request may be made before the second anniversary of the execution and delivery of the Servicing Agreement. If the parties are unable to reach agreement on the terms of a fee amendment within thirty (30) days of the delivery of the relevant fee negotiation request, the terms of such fee amendment will be determined by final and binding arbitration procedures set forth in the Servicing Agreement.

No automatic renewal of the Servicing Agreement will occur upon the conclusion of the initial term or any renewal period if the Operating Partnership or PLS delivers to the other party a notice of nonrenewal at least 180 days in advance. In addition, (i) PLS has the right to terminate the Servicing Agreement without cause if either of the MBS Agreement or the MSR Recapture Agreement is terminated by PennyMac Corp. without cause as provided in each such agreement or the Management Agreement is terminated by us without cause as provided in such agreement and (ii) the Operating Partnership has the right to terminate the Servicing Agreement without cause if either of the MBS Agreement or the MSR Recapture Agreement is terminated by PLS without cause or the Management Agreement is terminated by PCM as provided in such agreement. The Servicing Agreement is further subject to termination under other circumstances, generally including (a) in whole, at the election of either party following a specified default or other for-cause event on the part of the other, (b) in part with respect to one or more individual loans, at the election of the Operating Partnership in connection with a sale of such loan(s) or if such loan(s) become seriously delinquent or the real estate is acquired on behalf of the lender, and (c) in whole at the election of PLS or the Operating Partnership if PennyMac Corp. or PLS, respectively, defaults in its obligations under the MSR Recapture Agreement. The Operating Partnership is required to pay release fees to PLS in connection with certain terminations.

MBS Agreement. Under the MBS Agreement, PLS provides us with certain mortgage banking services, including fulfillment and disposition-related services, with respect to loans acquired by us from correspondent lenders. Pursuant to the MBS Agreement, PLS has agreed to provide such services exclusively for our benefit, and PLS and its affiliates are prohibited from providing such services for any other third party. However, such exclusivity and prohibition shall not apply, and certain other duties instead will be imposed upon PLS, if we are unable to purchase or finance mortgage loans as contemplated under the MBS Agreement for any reason. The MBS Agreement expires, unless terminated earlier in accordance with the terms of the agreement, on September 12, 2020, subject to automatic renewal for additional 18-month periods, unless terminated in accordance with the terms of the agreement.

In consideration for the mortgage banking services provided by PLS with respect to our acquisition of mortgage loans, PLS is entitled to a fulfillment fee based on the type of mortgage loan that we acquire and equal to a percentage of the unpaid principal balance of such mortgage loan. The applicable percentages are (i) 0.35% for mortgage loans sold or delivered to Fannie Mae or Freddie Mac, and (ii) 0.85% for all other mortgage loans; provided however, that no fulfillment fee shall be due or payable to PLS with respect to any Ginnie Mae mortgage loans. We do not hold the Ginnie Mae approval required to issue Ginnie Mae MBS and act as a servicer. Accordingly, under the MBS Agreement, PLS currently purchases loans underwritten in accordance with the Ginnie Mae Mortgage-Backed Securities Guide “as is” and without recourse of any kind from us at our cost less an administrative fee plus accrued interest and a sourcing fee ranging from two to five and one-half basis points, generally based on the average number of calendar days loans are held by us prior to purchase by PLS.

In consideration for the mortgage banking services provided by PLS with respect to our acquisition of mortgage loans under PLS’ early purchase program, PLS is entitled to fees accruing (i) at a rate equal to $1,500 per year per early purchase facility administered by PLS, and (ii) in the amount of $35 for each mortgage loan that we acquire thereunder.

Notwithstanding any provision of the MBS Agreement to the contrary, if it becomes reasonably necessary or advisable for PLS to engage in additional services in connection with post-breach or post-default resolution activities for the purposes of a correspondent agreement, then we have generally agreed with PLS to negotiate in good faith for additional compensation and reimbursement of expenses to be paid to PLS for the performance of such additional services.

In general, the parties to the MBS Agreement have agreed to negotiate in good faith to amend the provisions of the MBS Agreement relating to the compensation of PLS in order to cause such compensation to be materially consistent with market rates of compensation for services comparable to those provided under the MBS Agreement if (a) either party requests such negotiation after a determination by either party that the rates of compensation payable to PLS differ materially from such market rates of compensation and (b) various conditions relating to the timing and frequency of such requests are satisfied, including the condition that no request may be made before the second anniversary of the execution and delivery of the MBS Agreement. If the parties are unable to reach agreement on the terms of a fee amendment within thirty (30) days of the delivery of the relevant fee negotiation request, the terms of such fee amendment will be determined by final and binding arbitration procedures set forth in the MBS Agreement.

No automatic renewal of the MBS Agreement will occur upon the conclusion of the initial term or any renewal period if PennyMac Corp. or PLS delivers to the other party a notice of nonrenewal at least 180 days in advance. In addition, (i) PLS has the right to terminate the MBS Agreement without cause if the MSR Recapture Agreement is terminated by PennyMac Corp. without cause as provided in such agreement, the Servicing Agreement is terminated by the Operating Partnership without cause as provided in such agreement or the Management Agreement is terminated by us without cause as provided in such agreement, and (ii) PennyMac Corp. has the right to terminate the MBS Agreement without cause if the MSR Recapture Agreement or the Servicing Agreement is terminated by PLS without cause as provided in each such agreement or the Management Agreement is terminated by PCM without cause as provided in such agreement. The MBS Agreement is further subject to termination under other circumstances, generally including at the election of either party following a specified default or other for-cause event on the part of the other. In the case of a non-renewal or termination of the MBS Agreement, PennyMac Corp. will be entitled under certain circumstances to require that PLS continue to provide correspondent lending services for a specified number of months following the scheduled expiration or termination, in which case the then current fee structure and exclusivity obligations applicable to such services would remain in effect.

MSR Recapture Agreement. Pursuant to the terms of the MSR Recapture Agreement entered into by PLS with PennyMac Corp., if PLS refinances through its consumer direct lending business mortgage loans for which we previously held the MSRs, PLS is generally required to transfer and convey to PennyMac Corp., without cost to PennyMac Corp., MSRs with respect to new mortgage loans originated in those refinancings (or, under certain circumstances, other mortgage loans) that have an aggregate unpaid principal balance that is not less than 30% of the aggregate unpaid principal balance of all such mortgage loans so originated. Where the fair market value of the aggregate MSRs to be transferred for the applicable month is less than $200,000, PLS may, at its option, wire to PennyMac Corp. cash in an amount equal to the fair market value of the MSRs in lieu of transferring such MSRs. The MSR Recapture Agreement expires, unless terminated earlier in accordance with the terms of the agreement, on September 12, 2020, subject to automatic renewal for additional 18-month periods, unless terminated in accordance with the terms of the agreement.

In general, the parties to the MSR Recapture Agreement have agreed to negotiate in good faith to amend the provisions thereof relating to the compensation of PLS in order to cause such compensation to be materially consistent with market rates of compensation for services comparable to those provided under the MSR Recapture Agreement if (a) either party requests such negotiation after a determination by either party that the rates of compensation payable to PLS differ materially from such market rates of compensation and (b) various conditions relating to the timing and frequency of such requests are satisfied, including the condition that no request may be made before the second anniversary of the execution and delivery of the MBS Agreement. If the parties are unable to reach agreement on the terms of a fee amendment within thirty (30) days of the delivery of the relevant fee negotiation request, the terms of such fee amendment will be determined by final and binding arbitration procedures set forth in the MSR Recapture Agreement.

No automatic renewal of the MSR Recapture Agreement will occur upon the conclusion of the initial term or any renewal period if we or PLS delivers to the other party a notice of nonrenewal at least 180 days in advance. In addition, (i) PLS has the right to terminate the MSR Recapture Agreement without cause if the MBS Agreement is terminated by PennyMac Corp. without cause as provided in such agreement, the Servicing Agreement is terminated by the Operating Partnership without cause as provided in such agreement or the Management Agreement is terminated by us without cause as provided in such agreement, and (ii) PennyMac Corp. has the right to terminate the MSR Recapture Agreement without cause if the MBS Agreement or the Servicing Agreement is terminated by PLS without cause as provided in each such agreement or the Management Agreement is terminated by PCM without cause as provided in such agreement. In addition, if the Operating Partnership exercises its right to terminate the Servicing Agreement without cause in connection with sales of one or more mortgage loans serviced thereunder, PLS will be entitled to terminate the MSR Recapture Agreement solely with respect to such mortgage loans. Following any termination of the MSR Recapture Agreement, PLS is prohibited from taking action with respect to the refinancing of the mortgage loans involved in the termination, subject to various exceptions, including an exception with respect to general advertising not targeted exclusively to the borrowers under such mortgage loans.

Item 7.01Regulation FD Disclosure.

On September 14, 2016 at 11:15 a.m. Eastern Time, management will be presenting at the Barclays Global Financial Services Conference to be held in New York, NY.  A copy of the presentation that management will use during the conference is attached hereto and furnished as Exhibit 99.1.

The information contained in this Item 7.01, including the related information set forth in the presentation attached hereto and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Second Amended and Restated Management Agreement, by and among PennyMac Mortgage Investment Trust, PennyMac Operating Partnership, L.P. and PNMAC Capital Management, LLC, dated as of September 12, 2016.

10.2	Third Amended and Restated Flow Servicing Agreement, between PennyMac Operating Partnership, L.P. and PennyMac Loan Services, LLC, dated as of September 12, 2016.

10.3	Amended and Restated Mortgage Banking Services Agreement, between PennyMac Loan Services, LLC and PennyMac Corp., dated as of September 12, 2016.

10.4	Amended and Restated MSR Recapture Agreement, between PennyMac Loan Services, LLC and PennyMac Corp., dated as of September 12, 2016.

99.1	Slide Presentation for use by PennyMac Mortgage Investment Trust on September 14, 2016 in connection with the Barclays Global Financial Services Conference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: September 12, 2016	/s/ Anne D. McCallion
Anne D. McCallion
Senior Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Second Amended and Restated Management Agreement, by and among PennyMac Mortgage Investment Trust, PennyMac Operating Partnership, L.P. and PNMAC Capital Management, LLC, dated as of September 12, 2016.

10.2	Third Amended and Restated Flow Servicing Agreement, between PennyMac Operating Partnership, L.P. and PennyMac Loan Services, LLC, dated as of September 12, 2016.

10.3	Amended and Restated Mortgage Banking Services Agreement, between PennyMac Loan Services, LLC and PennyMac Corp., dated as of September 12, 2016.

10.4	Amended and Restated MSR Recapture Agreement, between PennyMac Loan Services, LLC and PennyMac Corp., dated as of September 12, 2016.

99.1	Slide Presentation for use by PennyMac Mortgage Investment Trust on September 14, 2016 in connection with the Barclays Global Financial Services Conference.